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[DICKINSON WRIGHT PLLC LOGO]                     500 WOODWARD AVENUE, SUITE 4000
                                                 DETROIT, MICHIGAN 48226-3425
                                                 Telephone: (313) 223-3500
                                                 Facsimile: (313) 223-3598
                                                 http://www.dickinsonwright.com




June 25, 2004

                                                                     EXHIBIT 5.1
                                                                     -----------

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

            RE:   DEARBORN BANCORP, INC.
                  REGISTRATION STATEMENT ON FORM S-2

Ladies and Gentlemen:

            We represent Dearborn Bancorp, Inc., a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-2 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 1,322,500 shares of the Company's common stock ("Common Stock").

            As counsel for the Company, we are familiar with its Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo static copies and the authenticity of the originals of such copies.

            On the basis of the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act, the shares of Common Stock that are the subject of the Registration Statement will, when issued upon payment of the purchase price therefore to the Company, be validly issued, fully paid and nonassessable.








                               COUNSELLORS AT LAW

            Detroit  Bloomfield Hills  Lansing  Grand Rapids  Ann Arbor
                                Washington, D.C.

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                                                           Dickinson Wright PLLC
Securities and Exchange Commission
June 25, 2004
Page 2




            We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-2 covering the Common Stock to be issued, and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                           Very truly yours,

                                           /s/ Dickinson Wright PLLC
















                               COUNSELLORS AT LAW

            Detroit  Bloomfield Hills  Lansing  Grand Rapids  Ann Arbor
                                Washington, D.C.